LETTER AMENDMENT NO. 3
TO
AMENDED AND RESTATED MASTER SHELF AGREEMENT

December 18, 2015

Prudential Investment Management, Inc.
The Prudential Insurance Company
of America
Prudential Retirement Insurance and Annuity
Company
Gibraltar Life Insurance Co., Ltd.
MTL Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Amended and Restated Master Shelf Agreement dated as of December 27, 1999 (effective as of April 29, 2005), as amended by Letter Amendment No. 1 to Amended and Restated Master Shelf Agreement dated May 17, 2006 and Letter Amendment No. 2 to Amended and Restated Master Shelf Agreement dated December 19, 2007 (as amended, the "Agreement") among the undersigned, Centennial Energy Holdings, Inc. (the "Company"), Prudential Investment Management, Inc. ("Prudential"), The Prudential Insurance Company of America ("PICA"), Prudential Retirement Insurance and Annuity Company ("PRIAC"), Gibraltar Life Insurance Co., Ltd. ("Gibraltar") and MTL Insurance Company ("MTL"; and together with PICA, PRIAC and Gibraltar, the "Holders"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

Prudential, the Holders and the Company, in consideration of the mutual promises and agreements set forth herein and in the Agreement, agree Section 10.6 of the Agreement is hereby amended in full to read as follows:

"10.6.    Limitation on Sale of Assets. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale; provided, that so long as no Default of Event of Default exists both immediately prior to and after giving effect to any Asset Sale, the Company or any Restricted Subsidiary may (i) sell all of the assets owned by Fidelity Exploration & Production Company ("Fidelity") as of September 30, 2015 and (ii) make dispositions not prohibited by other provisions of this Agreement and not otherwise permitted by the foregoing which are made for fair market value so long as the aggregate value of all assets sold by the Company and its Subsidiaries shall not exceed in any fiscal year 10% of total consolidated assets (as determined in accordance with GAAP) of the Company and its Subsidiaries, based upon the most recent financial statements delivered pursuant to Section 7.1."

On and after the effective date of this Letter Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or

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words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment. The Agreement, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

This Letter Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment to Centennial Energy Holdings, Inc., 1200 W. Century Ave., Bismarck, ND 58503, Attention of Chief Financial Officer. This Letter Amendment shall become effective as of the date first above written when and if counterparts of this Letter Amendment shall have been executed by us and you.

Very truly yours,

CENTENNIAL ENERGY
HOLDINGS, INC.

By: /s/ Doran N, Schwartz
Name: Doran N. Schwartz
Title: Vice President and Chief
Financial Officer

Agreed as of the date first above written:

PRUDENTIAL INVESTMENT
MANAGEMENT, INC.

By:	/s/ Brian N. Thomas
Vice President

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:	/s/ Brian N. Thomas
Vice President

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PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Brian N. Thomas
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    Prudential Investment Management, Inc.,
as Sub-Adviser

By:	/s/ Brian N. Thomas
Vice President

MTL INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian N. Thomas
Vice President

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